Exhibit 10.12
FIRST AMENDMENT TO LEASE AGREEMENT
This First Amendment to Lease Agreement is made effective 3/26/2025, 2025 between Smit Holdings, LLC, a South Dakota limited liability company, with an address of 5201 S Chinook Ave, Sioux Falls, South Dakota 57108, (“Landlord”) and, BitGo Holdings, Inc., a Delaware corporation, (“Tenant”), with an address of 2443 Ash Street, Palo Alto, CA 94306, (the “First Amendment”).
Background
A.Landlord and Tenant are parties to a lease agreement dated effective July 19,2018 for office space and common areas located at 6216 Pinnacle Place, Sioux Falls, South Dakota (the “Lease Agreement”) under which Tenant leases from Landlord the space identified on Exhibit A to the Lease Agreement.
B.Tenant desires to lease from Landlord additional space within the office building as shown in Exhibit A. The area of the additional space is 1,225 square feet.
For adequate consideration, the parties agree as follows:
Section 1. Leased Premises. Beginning on April 1,2025 and for any year during a renewal period, Landlord leases to Tenant, and Tenant leases from Landlord, 6,545 net rentable square feet of space, as specified in Exhibit B, in the building located at 6216 Pinnacle Place, Sioux Falls, South Dakota 57108 (the “Building”), on real estate legally described as Lot 3, Block 5 of Prairie Hills Addition to the City of Sioux Falls, South Dakota (the “Leased Premises”). The Leased Premises includes the 4,882 useable square feet leased in the Lease Agreement, plus the additional 1,225 useable square feet leased in this First Amendment. The total amount of useable area is 6,107 square feet, which is 60% of the total useable square feet in the Building. Accordingly, Tenant will include 438 additional square feet (60%) of the Building’s 730 square foot common area in Tenant’s rentable square feet. The total area Tenant leases from Landlord is 6,545 rentable square feet (the “Leased Premises”).

Lease Renewal Period
Year 6 (9/01/23-8/31/24)	$95,812.50	$7,984.38
Year 7 (9/01/24-3/31/25)	$98,207.81	$8,183.98
Year 7(4/01/25-8/31/25)	$123,420.00	$10,285.00
Year 8 (9/01/25-8/31/26)	$126,505.50	$10,542.13
Year 9 (9/01/25-8/31/26)	$129,668.14	$10,805.68
Year 10 (9/01/25-8/31/26)	$132,909.84	$11,075.82
Section 2. Triple Net Lease Additional Costs. Tenant will be responsible for the costs, expenses or obligations for taxes, utilities, insurance, maintenance, repairs, or replacements for the Lease Premises of 6,545 square feet. Estimated NNN expenses equal $6.25 per square foot.
Smit Holdings, LLC
Lease Agreement Amendment / BitGo Holdings, Inc.

Section 3. Lease Terms Incorporated. All terms of the Lease are incorporated into this First Amendment by this reference and the background paragraphs of this First Amendment are made substantive. If there is an inconsistency among the terms of this First Amendment and the Lease, the terms of this First Amendment will control.

LANDLORD
SMIT HOLDINGS, LLC
By /s/ Brian Smit
Brian Smit, Its Member and Manager

TENANT

BITGO HOLDINGS, INC
By /s/ Edward Reginell, Its Chief Financial Officer
Smit Holdings, LLC
Lease Agreement Amendment / BitGo Holdings, Inc.

Exhibit A

WORK AREA
STORAGE
OFFICE
WOMENS
CORRIDOR
SOFFIT LINE ABOVE
CONFERENCE ROOM
RECEPTION

Smit Holdings, LLC
Lease Agreement Amendment / BitGo Holdings, Inc.